FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 2002.
                                       SECURITIES ACT REGISTRATION NO. 333-82253
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            MATRIXX INITIATIVES, INC.
             (Exact Name of registrant as specified in its Charter)


          DELAWARE                            2067                   87-0482806
State or other jurisdiction of     Primary Standard Industrial     (IRS Employer
incorporation or organization        Classification Code No.        I.D. Number)


                       2375 EAST CAMELBACK ROAD, SUITE 500
                             PHOENIX, ARIZONA 85016
                                 (602) 387-5353
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                               WILLIAM J. HEMELT,
               EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
                             TREASURER AND SECRETARY
                            MATRIXX INITIATIVES, INC.
                       2375 EAST CAMELBACK ROAD, SUITE 500
                             PHOENIX, ARIZONA 85016
                                 (602) 387-5353
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        COPIES OF ALL COMMUNICATIONS TO:
                             SAMUEL C. COWLEY, ESQ.
                               SNELL & WILMER LLP
                               ONE ARIZONA CENTER
                           PHOENIX, ARIZONA 85004-0001
                                 (602) 382-6321

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
                                 DEREGISTRATION

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed July 2, 1999 (Registration No. 333-82253) (the "Registration Statement") of Gum Tech International, Inc., a Utah corporation ("Gum Tech") of which Matrixx Initiatives, Inc., a Delaware corporation ("Matrixx"), is the successor in interest pursuant to a statutory merger of Gum Tech with and into Matrixx effective June 18, 2002, is to deregister all of the shares of common stock of Matrixx (originally issued as shares of common stock of Gum Tech and subsequently converted into shares of Matrixx common stock in connection with such merger), that were registered but not sold pursuant to the Registration Statement before October 25, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Matrixx Initiatives, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on October 25, 2002.


                                    MATRIXX INITIATIVES, INC.


                                    By /s/  William J. Hemelt
                                       -----------------------------------------
                                       William J. Hemelt
                                       Executive Vice President, Chief Financial
                                       Officer, Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                              Date
---------                    -----                              ----

/s/ Edward E. Faber          Chairman of the Board of           October 25, 2002
-------------------------    Directors and Director
Edward E. Faber

/s/ Carl J. Johnson          President, Chief Executive         October 25, 2002
-------------------------    Officer and Director
Carl J. Johnson

/s/ William C. Egan          Director                           October 25, 2002
-------------------------
William C. Egan

/s/ Edward J. Walsh          Director                           October 25, 2002
-------------------------
Edward J. Walsh

/s/ William A. Yuan          Director                           October 25, 2002
-------------------------
William A. Yuan

/s/ Michael A. Zeher         Director                           October 25, 2002
-------------------------
Michael A. Zeher

/s/ William J. Hemelt        Executive Vice President,          October 25, 2002
-------------------------    Chief Financial Officer
William J. Hemelt            (Principal Financial Officer &
                             Principal Accounting Officer),
                             Treasurer and Secretary